Exhibit 99.1

Red Hat Reports First Quarter Results for Fiscal Year 2017

  First quarter revenue of $568 million, up 18% year-over-year
  First quarter subscription revenue of $502 million, up 18% year-over-year
  First quarter Application Development-related and other emerging technologies subscription revenue of $98 million, up 39% year-over-year
  Total deferred revenue balance of $1.69 billion, up 18% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--June 22, 2016--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for the first quarter of fiscal year 2017 ended May 31, 2016.

“Digital transformation and cloud computing are changing the way companies compete in virtually every industry today. Organizations that rapidly embrace agile IT technology are succeeding as industry innovation accelerates around them. Our open source-based technologies are helping customers capture the business benefits associated with this rapid rate of change,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “Strong adoption of our technologies has been reflected in our total revenue growth including 18% year-over-year growth in Q1 that was driven in part by 39% growth of our Application Development-related and emerging technologies.”

“The first quarter was a strong start to FY17,” stated Frank Calderoni, Executive Vice President, Operations and Chief Financial Officer of Red Hat. “The momentum of our business and solid execution by our sales team was evidenced by the record number of deals over $1 million closed in Q1, up 50% compared to the year-ago period.”

Revenue: Total revenue for the quarter was $568 million, up 18% in U.S. dollars year-over-year and as measured in constant currency. Constant currency references in this release are detailed in the tables below. Subscription revenue for the quarter was $502 million, up 18% in U.S. dollars year-over-year and as measured in constant currency. Subscription revenue in the quarter was 88% of total revenue.

Subscription Revenue Breakout: Subscription revenue from Infrastructure-related offerings for the quarter was $403 million, an increase of 14% in U.S. dollars year-over-year and 13% measured in constant currency. Subscription revenue from Application Development-related and other emerging technologies offerings for the quarter was $98 million, an increase of 39% in U.S. dollars year-over-year and as measured in constant currency.

Operating Income: GAAP operating income for the quarter was $75 million, up 6% year-over-year. After adjusting for non-cash share-based compensation expense and amortization of intangible assets, non-GAAP operating income for the first quarter was $124 million, up 9% year-over-year. Non-GAAP references in this release are detailed in the tables below. For the first quarter, GAAP operating margin was 13.3% and non-GAAP operating margin was 21.8%.

Net Income: GAAP net income for the quarter was $61 million, or $0.33 per diluted share, compared with $48 million, or $0.26 per diluted share, in the year-ago quarter. During the first quarter of fiscal year 2017, GAAP net income and earnings per diluted share benefited by $8 million and $0.04, respectively, from the early adoption of Accounting Standards Update 2016-09 ("ASU 2016-09"), which affects, among other items, the accounting for excess tax benefits from share-based payment arrangements. Under ASU 2016-09, excess tax benefits are no longer recognized as additional paid-in capital but instead recognized as a reduction to income tax expense in the income statement. (1)

After adjusting for non-cash share-based compensation expense and excess tax benefits related to share-based payments, amortization of intangible assets, and non-cash interest expense related to the debt discount, non-GAAP net income for the quarter was $92 million, or $0.50 per diluted share, as compared to $81 million, or $0.44 per diluted share, in the year-ago quarter. Non-GAAP diluted weighted average shares outstanding excludes any dilution resulting from the convertible notes because any potential dilution is expected to be offset by our convertible note hedge transactions. In the first quarter of the prior fiscal year, both GAAP and non-GAAP earnings per diluted share benefited from the one-time earned revenue adjustment of approximately $0.02.

Cash: Operating cash flow was $232 million for the first quarter, an increase of 8% on a year-over-year basis. The company’s consolidated statements of cash flows are presented including the adoption of ASU 2016-09 which requires excess tax benefits from share-based payment arrangements be classified along with other income tax cash flows as an operating activity rather than a financing activity. We elected to apply the ASU 2016-09 amendment related to classification of excess tax benefits on the statement of cash flows using a retrospective transition method. As a result, $6 million of excess tax benefits previously presented as a financing source of cash for first quarter of the prior fiscal year are now presented as an operating cash flow.

Total cash, cash equivalents and investments as of May 31, 2016 was $2.12 billion after repurchasing approximately $66 million, or approximately 900 thousand shares, of common stock in the first quarter. As of May 31, 2016, the company had used approximately $329 million of the $500 million stock repurchase program.

Deferred revenue: At the end of the first quarter, the company’s total deferred revenue balance was $1.69 billion, an increase of 18% year-over-year. The full year positive impact to total deferred revenue from changes in foreign exchange rates was $10 million year-over-year. On a constant currency basis, total deferred revenue would have been up 17% year-over-year.

Outlook: Red Hat’s outlook assumes current business conditions, current foreign currency exchange rates and the impact of the anticipated acquisition of 3scale, Inc., announced today in a separate press release. For the full year:

  Revenue is expected to be $2.380 billion to $2.420 billion in U.S. dollars.
  GAAP operating margin is expected to be approximately 14.3% and non-GAAP operating margin is expected to be approximately 23.0%.
  Fully-diluted GAAP earnings per share (EPS) is expected to be approximately $1.37 to $1.41 per share. Fully-diluted non-GAAP EPS is expected to be approximately $2.19 to $2.23 per share. Both GAAP and non-GAAP EPS assume a $1 million to $2 million per quarter forecast for other income. Both GAAP and non-GAAP EPS also assume an estimated annual effective tax rate of 27% before discrete tax items and 184 million fully-diluted shares outstanding.
  Operating cash flow guidance range is expected to be approximately $800 million to $820 million.

For the second quarter:

  Revenue guidance is $587 million to $593 million.
  GAAP operating margin is expected to be approximately 13.4% and non-GAAP operating margin is expected to be approximately 22.8%.
  Fully-diluted GAAP EPS is expected to be approximately $0.31 per share. Fully-diluted non-GAAP EPS is expected to be approximately $0.54. Both GAAP and non-GAAP EPS assume a $1 million to $2 million forecast for other income. Both GAAP and non-GAAP EPS also assume an estimated annual effective tax rate of 27% before discrete tax items and 184 million fully-diluted shares outstanding.

GAAP to non-GAAP reconciliation:

Full year non-GAAP operating margin guidance is derived by subtracting the estimated full year impact of non-cash share-based compensation expense of approximately $180 million, amortization of intangible assets of approximately $29 million, and transaction costs related to business combinations of less than $1 million. Full year fully-diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and the full year impact of non-cash interest expense related to the debt discount of approximately $19 million and an estimated annual effective tax rate of 27% before discrete tax items. Additionally, full year fully-diluted non-GAAP EPS excludes approximately $15 million of discrete tax benefits related to share-based compensation that are included in full year fully-diluted GAAP EPS.

Second quarter non-GAAP operating margin guidance is derived by subtracting the estimated impact of non-cash share-based compensation expense of approximately $47 million, amortization of intangible assets of approximately $8 million, and transaction costs related to business combinations of less than $1 million. Second quarter fully-diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and non-cash interest expense related to the debt discount of approximately $5 million and an estimated annual effective tax rate of 27% before discrete tax items. Additionally, second quarter fully-diluted non-GAAP EPS excludes approximately $1 million of discrete tax benefits related to share-based compensation that are included in second quarter fully-diluted GAAP EPS.

Webcast and Website Information

A live webcast of Red Hat's results will begin at 5:00 pm ET today. The webcast, in addition to a copy of our prepared remarks and slides containing financial highlights and supplemental metrics, can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended. Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to provide reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the integration of acquisitions and the ability to market successfully acquired technologies and products; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Annual Report on Form 10-K (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat and the Shadowman logo are trademarks or registered trademarks of Red Hat, Inc. or its subsidiaries in the U.S. and other countries. Linux® is the registered trademark of Linus Torvalds in the U.S. and other countries.

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(1) Excess tax benefits from share-based payment arrangements are considered discrete tax items and as a result are not included in our fiscal year 2017 estimated annual effective tax rate of 27%. Additionally, ASU 2016-09 requires that recognition of excess tax benefits in the income statement be adopted and applied on a prospective basis and, as a result, we have not adjusted fiscal year 2016 tax expense for the $6 million that was recognized as additional paid-in capital during the first quarter of fiscal year 2016.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended
	May 31,	May 31,
	2016	2015
Revenue:

Subscriptions	$501,665	$424,793
Training and services	66,234	56,208

Total subscription, training and services revenue	567,899	481,001

Cost of revenue:

Subscriptions	36,545	29,846
Training and services	47,503	41,551

Total cost of subscription, training and services revenue	84,048	71,397

Total gross profit	483,851	409,604

Operating expense:
Sales and marketing	243,248	198,872
Research and development	115,016	97,431
General and administrative	50,224	42,371

Total operating expense	408,488	338,674

Income from operations	75,363	70,930
Interest income	3,430	2,715
Interest expense	5,887	5,715
Other income (expense), net	(553)	(203)

Income before provision for income taxes	72,353	67,727
Provision for income taxes (1)	11,169	19,641

Net income	$61,184	$48,086

Net income per share:
Basic	$0.34	$0.26
Diluted	$0.33	$0.26

Weighted average shares outstanding:
Basic	181,168	183,130
Diluted	184,187	186,175

(1) Provision for income taxes for the three months ended May 31, 2016 includes the impact of early adoption of ASU 2016-09. ASU 2016-09 requires that the amendment related to accounting for income taxes be adopted on a prospective basis. Accordingly, the provision for income taxes for the three months ended May 31, 2015 has not been adjusted. The provision for income taxes for the three months ended May 31, 2016 includes the effect of a discrete tax benefit of $7.9 million related to excess tax benefits from share-based compensation.

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS
	May 31,	February 29,
	2016	2016 (1)

Current assets:
Cash and cash equivalents	$1,031,565	$927,778
Investments in debt and equity securities	364,850	281,142
Accounts receivable, net	326,334	509,715
Prepaid expenses	159,829	150,877
Other current assets	1,375	2,921

Total current assets	1,883,953	1,872,433

Property and equipment, net	168,015	166,886
Goodwill	1,029,636	1,027,277
Identifiable intangibles, net	140,704	146,071
Investments in debt securities	723,461	786,470
Deferred tax assets, net	116,393	111,456
Other assets, net	50,119	44,506

Total assets	$4,112,281	$4,155,099

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$251,401	$284,802
Deferred revenue	1,251,096	1,272,908
Other current obligations	1,980	1,467

Total current liabilities	1,504,477	1,559,177

Convertible notes	729,307	723,942
Long term deferred revenue	441,060	449,636
Other long term obligations	88,102	87,912
Stockholders' equity:
Common stock	24	23
Additional paid-in capital	2,176,208	2,162,264
Retained earnings	1,160,472	1,099,738
Treasury stock, at cost	(1,919,622)	(1,853,144)
Accumulated other comprehensive loss	(67,747)	(74,449)

Total stockholders' equity	1,349,335	1,334,432

Total liabilities and stockholders' equity	$4,112,281	$4,155,099

(1) Derived from audited financial statements

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	May 31,	May 31,
	2016	2015

Cash flows from operating activities:
Net income	$61,184	$48,086
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,702	18,547
Share-based compensation expense	41,275	36,522
Deferred income taxes	(2,152)	1,914
Excess tax benefits from share-based payment arrangements (1)	7,950	6,419
Net amortization of bond premium on available-for-sale debt securities	3,540	2,597
Accretion of debt discount and amortization of debt issuance costs	5,365	5,195
Other	(765)	830
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	190,330	179,387
Prepaid expenses	(9,373)	(427)
Accounts payable and accrued expenses	(38,136)	(52,346)
Deferred revenue	(46,093)	(31,562)
Other	(1,530)	15

Net cash provided by operating activities	232,297	215,177

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(134,601)	(406,211)
Proceeds from sales and maturities of available-for-sale debt securities	117,182	182,583
Purchase of other intangible assets	(2,868)	(3,929)
Purchase of property and equipment	(17,653)	(10,696)
Other	(111)	(2,000)

Net cash used in investing activities	(38,051)	(240,253)

Cash flows from financing activities:
Proceeds from exercise of common stock options	1,379	2,109
Purchase of treasury stock	(66,478)	-
Payments related to net settlement of employee share-based compensation awards	(31,079)	(25,211)
Payments on other borrowings	56	(351)

Net cash used in financing activities	(96,122)	(23,453)

Effect of foreign currency exchange rates on cash and cash equivalents	5,663	(8,022)
Net increase (decrease) in cash and cash equivalents	103,787	(56,551)
Cash and cash equivalents at beginning of the period	927,778	1,047,473

Cash and cash equivalents at end of period	$1,031,565	$990,922

(1) Includes impact of early adoption of ASU 2016-09. Under ASU 2016-09 excess tax benefits from share-based payment arrangements are classified as an operating activity rather than a financing activity.

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2016	2015

Cost of revenue	$4,305	$3,727
Sales and marketing	18,440	15,412
Research and development	12,002	10,874
General and administration	6,528	6,509
Total share-based compensation expense	$41,275	$36,522

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2016	2015

Cost of revenue	$3,623	$2,573
Sales and marketing	1,916	2,005
Research and development	34	250
General and administration	1,753	1,052
Total amortization of intangible assets expense	$7,326	$5,880

Non-cash interest expense related to the debt discount included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2016	2015

Total non-cash interest expense related to the debt discount	$4,731	$4,599

	Three Months Ended
	May 31,	May 31,
	2016	2015

GAAP net income	$61,184	$48,086

GAAP provision for income taxes	11,169	19,641

GAAP income before provision for income taxes	$72,353	$67,727

Add: Non-cash share-based compensation expense	41,275	36,522
Add: Amortization of intangible assets	7,326	5,880
Add: Non-cash interest expense related to the debt discount	4,731	4,599

Non-GAAP adjusted income before provision for income taxes	$125,685	$114,728

Non-GAAP provision for income taxes (1)	33,507	33,271

Non-GAAP adjusted net income (basic and diluted)	$92,178	$81,457

Non-GAAP adjusted diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	184,187	186,175
Dilution offset from convertible note hedge transactions	-	(51)
Non-GAAP diluted weighted average shares outstanding	184,187	186,124

Non-GAAP adjusted net income per share:
Basic	$0.51	$0.44
Diluted	$0.50	$0.44

(1) Non-GAAP provision for income taxes:
Non-GAAP adjusted income before provision for income taxes	$125,685	$114,728
GAAP estimated annual effective tax rate	27.0%	29.0%
Provision for income taxes on Non-GAAP adjusted net income before discrete tax benefits	$33,935	$33,271
Discrete tax benefits, excluding discrete benefits related to share-based compensation	(428)	-
Provision for income taxes on Non-GAAP adjusted net income excluding discrete benefits related to share-based compensation	$33,507	$33,271

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended
	May 31,	May 31,
	2016	2015

GAAP gross profit	$483,851	$409,604

Add: Non-cash share-based compensation expense	4,305	3,727
Add: Amortization of intangible assets	3,623	2,573

Non-GAAP gross profit	$491,779	$415,904

Non-GAAP gross margin	86.6%	86.5%

	Three Months Ended
	May 31,	May 31,
	2016	2015

GAAP operating expenses	$408,488	$338,674

Deduct: Non-cash share-based compensation expense	(36,970)	(32,795)
Deduct: Amortization of intangible assets	(3,703)	(3,307)

Non-GAAP adjusted operating expenses	$367,815	$302,572

	Three Months Ended
	May 31,	May 31,
	2016	2015

GAAP operating income	$75,363	$70,930

Add: Non-cash share-based compensation expense	41,275	36,522
Add: Amortization of intangible assets	7,326	5,880

Non-GAAP adjusted operating income	$123,964	$113,332

Non-GAAP adjusted operating margin	21.8%	23.6%

	Three Months Ended
	May 31,	May 31,	Year-Over-Year
	2016	2015	Growth Rate

GAAP subscription revenue by offering type
Infrastructure-related offerings	$403,182	$354,018	13.9%
Adjustment for currency impact	(1,915)	-
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$401,267	$354,018	13.3%

Application development-related and other emerging technology offerings	$98,483	$70,775	39.1%
Adjustment for currency impact	(296)	-
Non-GAAP Application development-related and other emerging technology subscription revenue on a constant currency basis	$98,187	$70,775	38.7%

GAAP subscription revenue	501,665	424,793	18.1%
Adjustment for currency impact	(2,211)	-
Non-GAAP subscription revenue on a constant currency basis	$499,454	$424,793	17.6%

GAAP training and services revenue	$66,234	$56,208	17.8%
Adjustment for currency impact	511	-
Non-GAAP training and services revenue on a constant currency basis	$66,745	$56,208	18.7%

GAAP total subscription, training and services revenue	$567,899	$481,001	18.1%
Adjustment for currency impact	(1,700)	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$566,199	$481,001	17.7%

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands - except per share amounts)

Change in deferred revenue balances
	Current Deferred Revenue	Long Term Deferred Revenue	Total Deferred Revenue

Balance at May 31, 2015	$1,066,254	$369,865	$1,436,119
Constant currency change in deferred revenue (1)	193,652	52,664	246,316
Impact from foreign currency translation	(8,810)	18,531	9,721
Balance at May 31, 2016	$1,251,096	$441,060	$1,692,156

Year-over-year growth rate	17.3%	19.2%	17.8%
Year-over-year growth rate on a constant currency basis	18.2%	14.2%	17.2%

(1) Change in deferred revenue includes approximately $0.4 million acquired as part of business combinations.

Revenue growth by geographical segment
	Americas	EMEA	APAC	Consolidated

Total revenue for the three months ended May 31, 2016	$365,723	$124,299	$77,877	$567,899
Adjustment for currency impact	2,977	(3,643)	(1,034)	(1,700)
Total revenue on a constant currency basis for the three months ended May 31, 2016	$368,700	$120,656	$76,843	$566,199

Total revenue for the three months ended May 31, 2015	$321,833	$97,473	$61,695	$481,001

Year-over-year growth rate	13.6%	27.5%	26.2%	18.1%
Year-over-year growth rate on a constant currency basis	14.6%	23.8%	24.6%	17.7%

CONTACT:
Red Hat, Inc.
Media Contact:
Stephanie Wonderlick, 571-421-8169
swonderl@redhat.com
or
Investor Relations:
Tom McCallum, 919-754-4630
tmccallum@redhat.com